UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2017

CYPRESS SEMICONDUCTOR

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10079	94-2885898
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

198 Champion Court

San Jose, California 95134

(Address of principal executive offices and zip code)

(408) 943-2600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (ß230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (ß240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01              Entry into a Material Definitive Agreement.

Purchase Agreement

On November 1, 2017, Cypress Semiconductor Corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc. (the “Initial Purchaser”), to issue and sell $130.0 million aggregate principal amount of 2.00% Convertible Senior Notes due 2023 (the “Notes”) in a private placement (the “Offering”) to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  The Notes were sold to the Initial Purchaser pursuant to an exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. In addition, the Company granted the Initial Purchaser a 30-day option to purchase up to an additional $20.0 million aggregate principal amount of Notes on the same terms and conditions solely to cover over-allotments. The Initial Purchaser exercised its over-allotment option in full on November 2, 2017, and a total of $150.0 million aggregate principal amount of Notes were issued on November 6, 2017.

The Company intends to use a portion of the net proceeds from the Offering to pay the cash consideration in connection with the Exchange Transactions (as defined below) and may use the remaining net proceeds to enter into additional privately-negotiated exchanges of 2020 Notes (as defined below) and for general corporate purposes.  The Purchase Agreement contains customary representations, warranties and covenants by the Company together with customary closing conditions.  Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchaser against certain liabilities.

The Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The summary of the foregoing transaction is qualified in its entirety by reference to the text of the Purchase Agreement.

Indenture

On November 6, 2017, the Company entered into an indenture (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to which the Company issued the Notes.  The Notes bear interest at a rate of 2.00% per year, payable in cash on February 1 and August 1 of each year, commencing on February 1, 2018.  The Notes will mature on February 1, 2023, unless earlier repurchased or converted.

The Notes will be convertible into cash, shares of the Company’s common stock, par value $0.01 (“Common Stock”), or a combination thereof, at the Company’s election, at an initial conversion rate of 46.7099 shares of Common Stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $21.41 per share).  The conversion rate may be adjusted under certain circumstances, including in connection with conversions made following certain fundamental changes and under other circumstances as set forth in the Indenture, but the conversion rate will not be adjusted for accrued and unpaid interest.

Prior to the close of business on the business day immediately preceding November 1, 2022, the Notes will be convertible only under the following circumstances: (1) during any fiscal quarter commencing on or after April 1, 2018 (and only during such fiscal quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events.  On or after November 1, 2022, until the close of business on the second scheduled trading day immediately preceding the maturity date, the Notes will be convertible in multiples of $1,000 principal amount regardless of the foregoing circumstances.

If a fundamental change (as defined in the Indenture) occurs, holders may require the Company to purchase all or any portion of their Notes for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s general unsecured obligations and rank equal in right of payment with all of the Company’s liabilities that are not expressly subordinated to the Notes.  The Notes will effectively rank junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, including amounts outstanding under the Company’s credit facility.  The Notes will rank structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of the Company’s subsidiaries.

The events of default, which may result in the acceleration of the maturity of the Notes, include, among other things: failure to pay interest on the Notes when due and the continuance of such default for a period of 30 days or failure to pay the principal on the Notes when due at maturity, upon any required repurchase, upon declaration of acceleration or otherwise; failure to give a fundamental change notice for certain corporate events when due; failure to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right where such failure continues for three business days; failure by the Company to comply with its obligations under the Notes or the Indenture in connection with a consolidation, merger or sale of all or substantially all of the Company’s assets; failure by the Company to comply with its other obligations under the Notes or the Indenture for a period of 60 days after receipt of written notice; default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument evidencing any indebtedness for money borrowed in excess of $50.0 million in the aggregate that continues for 30 days after receipt of written notice; and subject to certain exceptions, certain events of bankruptcy or insolvency involving the Company or any of its significant subsidiaries.

If an event of default involving bankruptcy or insolvency occurs and is continuing with respect to the Company, the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes will be automatically due and payable.  If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal amount of the Notes and accrued and unpaid interest on the outstanding Notes to be due and payable.

The foregoing summary of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture and Notes, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.             Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Note Exchanges

On November 1, 2017, the Company entered into separate privately-negotiated agreements with certain holders of the outstanding 2.00% Senior Exchangeable Notes due 2020 (the “2020 Notes”) issued by Spansion LLC, a wholly-owned subsidiary of the Company, to exchange approximately $129.7 million in cash and approximately 17.0 million shares of Common Stock for $128.0 million in aggregate principal amount of the 2020 Notes (the “Exchange Transactions”).  The Exchange Transactions were conducted as a private placement and the shares of Common Stock were issued pursuant to the exemption from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and were offered only to persons believed to be either (i) an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act or (ii) a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.  The Company relied on this exemption from registration based in part on the representations made by the holders of 2020 Notes participating in the Exchange Transactions.

The Company anticipates that the closings of the Exchange Transactions will occur on or about November 16, 2017.

Item 8.01.             Other Events.

Press Releases

On November 1, 2017, the Company issued a press release announcing its offering of convertible senior notes.  A copy of the press release is attached as Exhibit 99.1.

On November 2, 2017, the Company issued a press release announcing the pricing of its offering of convertible senior notes.  A copy of the press release is attached as Exhibit 99.2.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

4.1	Indenture, dated November 6, 2017, by and between Cypress Semiconductor Corporation and U.S. Bank National Association.

4.2	Form of 2.00% Senior Convertible Note due 2023 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated as of November 1, 2017, by and between Cypress Semiconductor Corporation and Barclays Capital Inc.

99.1	Press Release of Cypress Semiconductor Corporation, dated November 1, 2017, announcing its offering of convertible senior notes.

99.2	Press Release of Cypress Semiconductor Corporation, dated November 2, 2017, announcing pricing of its convertible senior notes.

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated November 6, 2017, by and between Cypress Semiconductor Corporation and U.S. Bank National Association.

4.2	Form of 2.00% Senior Convertible Note due 2023 (included in Exhibit 4.1).

10.1	Purchase Agreement, dated as of November 1, 2017, by and between Cypress Semiconductor Corporation and Barclays Capital Inc.

99.1	Press Release of Cypress Semiconductor Corporation, dated November 1, 2017, announcing its offering of convertible senior notes.

99.2	Press Release of Cypress Semiconductor Corporation, dated November 2, 2017, announcing pricing of its convertible senior notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2017

CYPRESS SEMICONDUCTOR CORPORATION

By:	/s/ Thad Trent
Name:	Thad Trent
Title:	Executive Vice President, Finance and Administration and Chief Financial Officer